Sprinklr Announces Second Quarter Fiscal 2023 Results

•Q2 Total Revenue of $150.6 million, up 27% year-over-year
•Q2 Subscription Revenue up 29% year-over-year
•RPO and cRPO up 33% and 29% year-over-year, respectively
•Continued improvement on operating margin with full year FY 23 operating margin much better than prior guidance
•98 $1 million customers, up 32% year-over-year

NEW YORK, New York--September 8, 2022--Sprinklr (NYSE: CXM), the unified customer experience management (Unified-CXM) platform for modern enterprises, today reported financial results for its second quarter ended July 31, 2022.
“We are very pleased with Sprinklr’s performance in the second quarter, as we beat expectations across all key metrics. In today’s fast changing world, brands are looking for ways to stay close to their customers and we couldn't be more pleased that our platform is helping them deliver better customer experiences by unifying customer-facing functions and teams,” said Ragy Thomas, Sprinklr Founder and CEO.

Thomas continued, “Our focus on operational excellence and increasing efficiency is having a great impact on our business. As a result, we are significantly improving our business outlook for fiscal 2023. We are increasingly confident in our ability to deliver an attractive combination of strong revenue growth and a clear path to non-GAAP profitability.”

Second Quarter Fiscal 2023 Financial Highlights
•Revenue: Total revenue for the second quarter was $150.6 million, up from $118.7 million one year ago, an increase of 27% year-over-year. Subscription revenue for the second quarter was $133.1 million, up from $103.3 million one year ago, an increase of 29% year-over-year.
•Operating Loss and Margin: Second quarter operating loss was $21.7 million, compared to operating loss of $28.4 million one year ago. Non-GAAP operating loss was $4.9 million, compared to non-GAAP operating loss of $10.5 million one year ago. For the second quarter, GAAP operating margin was (14%) and non-GAAP operating margin was (3%).
•Net Loss Per Share: Second quarter net loss per share was $0.09, compared to net loss per share of $0.19 in the second quarter of fiscal year 2022. Non-GAAP net loss per share for the second quarter was $0.03, compared to non-GAAP net loss per share of $0.09 in the second quarter of fiscal year 2022.
•Cash, Cash Equivalents and Marketable Securities: Total cash, cash equivalents and marketable securities as of July 31, 2022 was $540.9 million.

CRO Transition

Sprinklr also is announcing that Luca Lazzaron, Chief Revenue Officer, has decided to step down from his position, effective October 1, 2022. He will be succeeded by Paul Ohls, who is currently EVP Worldwide Sales and Success, and has been with Sprinklr for four years. To assist in this transition, Mr. Lazzaron will serve as an advisor to the company until December 31, 2022.

“Luca has been an incredible partner, leader, and team builder for Sprinklr. I want to thank Luca personally for all his contributions. We wish him the very best,” said Ragy Thomas, Sprinklr’s Founder and CEO. “We’re excited for Paul’s promotion to Chief Revenue Officer; his experience in enterprise software sales and familiarity with Sprinklr and our customer base are tremendous assets moving forward,” continued Thomas.

Financial Outlook
Sprinklr is providing the following guidance for the third fiscal quarter ending October 31, 2022:

•Subscription revenue between $137 million and $139 million.
•Total revenue between $155 million and $157 million.
•Non-GAAP operating (loss) income between $(1 million) and $1 million.
•Non-GAAP net loss per share between $0.01 and $0.02, assuming 263 million weighted average shares outstanding.

Sprinklr is providing the following guidance for the full fiscal year ending January 31, 2023:
•Subscription revenue between $543 million and $547 million.
•Total revenue between $616 million and $620 million.
•Non-GAAP operating loss between $8 million and $12 million.
•Non-GAAP net loss per share between $0.06 and $0.08, assuming 261 million weighted average shares outstanding.

Non-GAAP Financial Measures
This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit and non-GAAP gross margin, non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share, basic and diluted, free cash flow, and adjusted free cash flow. We define these non-GAAP financial measures as the respective GAAP measures, excluding, as applicable, stock-based compensation expense-related charges, amortization of acquired intangible assets, purchase of property and equipment, capitalized internal-use software, and litigation settlement payments. We believe that it is useful to exclude these expenses in order to better understand the long-term performance of our core business and to facilitate comparison of our results to those of peer companies over multiple periods. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in Sprinklr’s financial statements. In addition, they are subject to inherent limitations, as they reflect the exercise of judgment by Sprinklr’s management about which expenses are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP.

Sprinklr has not reconciled its expectations as to non-GAAP operating loss, or as to non-GAAP net loss per share, to their most directly comparable GAAP measures as a result of the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to Sprinklr’s results computed in accordance with GAAP.

Conference Call Information
Sprinklr will host a conference call today, September 8, 2022, to discuss second quarter fiscal 2023 financial results, as well as the third quarter and full year fiscal 2023 outlook, at 5:00 p.m. Eastern Time, 2:00 p.m. Pacific Time. Investors are invited to join the webcast by visiting: https://investors.sprinklr.com/. To access the call by phone, dial 877-459-3955 (domestic) or 201-689-8588 (international). The conference ID number is 13732410. The webcast will be available live, and a replay will be available following completion of the live broadcast for approximately 90 days.

About Sprinklr Inc.
Sprinklr is a leading enterprise software company for all customer-facing functions. With advanced AI, Sprinklr's unified customer experience management (Unified-CXM) platform helps companies deliver human experiences to every customer, every time, across any modern channel. Headquartered in New York City with employees around the world, Sprinklr works with more than 1,000 of the world’s most valuable enterprises — global brands like Microsoft, P&G, Samsung and more than 50% of the Fortune 100.
Forward-Looking Statements
This press release contains express and implied “forward-looking statements” within the meaning of the Private Securities Litigation

Reform Act of 1995, including statements regarding our financial outlook for the second quarter and full year fiscal 2023. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance, or achievement to differ materially and adversely from those anticipated or implied in the statements, including: our rapid growth may not be indicative of our future growth; our revenue growth rate has fluctuated in prior periods; our ability to achieve or maintain profitability; we derive the substantial majority of our revenue from subscriptions to our Unified-CXM platform; our ability to manage our growth and organizational change; the market for Unified-CXM solutions is new and rapidly evolving; our ability to attract new customers in a manner that is cost-effective and assures customer success; our ability to attract and retain customers to use our products; our ability to drive customer subscription renewals and expand our sales to existing customers; our ability to effectively develop platform enhancements, introduce new products or keep pace with technological developments; the market in which we participate is new and rapidly evolving and our ability to compete effectively; our business and growth depend in part on the success of our strategic relationships with third parties; our ability to develop and maintain successful relationships with partners who provide access to data that enhances our Unified-CXM platform’s artificial intelligence capabilities; the majority of our customer base consists of large enterprises, and we currently generate a significant portion of our revenue from a relatively small number of enterprises; our investments in research and development; our ability to expand our sales and marketing capabilities; our sales cycle with enterprise and international clients can be long and unpredictable; our business and results of operations may be materially adversely affected by the ongoing COVID-19 pandemic or other similar outbreaks; certain of our results of operations and financial metrics may be difficult to predict; our ability to maintain data privacy and data security; we rely on third-party data centers and cloud computing providers; the sufficiency of our cash and cash equivalents to meet our liquidity needs; our ability to comply with modified or new laws and regulations applying to our business; our ability to successfully enter into new markets and manage our international expansion; the attraction and retention of qualified employees and key personnel; our ability to effectively manage our growth and future expenses and maintain our corporate culture; our ability to maintain, protect, and enhance our intellectual property rights; our ability to successfully defend litigation brought against us; and unstable market and economic conditions. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are or will be discussed in our Quarterly Report on Form 10-Q for the quarter ended April 30, 2022, filed with the SEC on June 14, 2022, under the caption “Risk Factors,” and in other filings that we make from time to time with the SEC. Forward-looking statements speak only as of the date the statements are made and are based on information available to Sprinklr at the time those statements are made and/or management's good faith belief as of that time with respect to future events. Sprinklr assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Key Business Metrics

RPO. RPO, or remaining performance obligations, represents contracted revenue that have not yet been recognized, and include deferred revenue and amounts that will be invoiced and recognized in future periods.

cRPO. cRPO, or current RPO, represents contracted revenue that have not yet been recognized, and include deferred revenue and amounts that will be invoiced and recognized in the next 12 months.

Investor Relations:
ir@sprinklr.com
Media & Press:
PR@sprinklr.com

Sprinklr, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except per share data)
(unaudited)

	July 31, 2022	January 31, 2022
Assets
Current assets
Cash and cash equivalents	$154,208	$321,426
Marketable securities	386,646	210,983
Accounts receivable, net of allowance for doubtful accounts of $4.2 million and $2.7 million, respectively	143,730	163,681
Prepaid expenses and other current assets	94,054	109,167
Total current assets	778,638	805,257
Property and equipment, net	19,460	14,705
Goodwill and other intangible assets	50,584	50,706
Operating lease right-of-use assets	13,094	—
Other non-current assets	49,508	49,378
Total assets	$911,284	$920,046

Liabilities and stockholders’ equity
Liabilities
Current liabilities
Accounts payable	$39,510	$15,802
Accrued expenses and other current liabilities	69,937	100,220
Operating lease liabilities, current	6,525	—
Deferred revenue	276,218	279,028
Total current liabilities	392,190	395,050
Deferred revenue less current portion	1,263	5,325
Deferred tax liability, long-term	1,093	1,101
Operating lease liabilities, long-term	7,311	—
Other liabilities, long-term	1,412	2,721
Total liabilities	403,269	404,197
Stockholders’ equity
Class A common stock	3	3
Class B common Stock	6	5
Treasury stock	(23,831)	(23,831)
Additional paid-in capital	1,027,849	982,122
Accumulated other comprehensive loss	(5,167)	(820)
Accumulated deficit	(490,845)	(441,630)
Total stockholders’ equity	508,015	515,849
Total liabilities and stockholders’ equity	$911,284	$920,046

Sprinklr, Inc.
Condensed Consolidated Statements of Operations(1)
(in thousands, except per share data)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
Revenue:
Subscription	$133,075	$103,307	$260,395	$200,079
Professional services	17,555	15,385	35,213	29,593
Total revenue:	150,630	118,692	295,608	229,672
Costs of revenue:
Costs of subscription(2)	25,402	22,341	50,510	43,392
Costs of professional services(2)	16,757	14,997	33,370	25,655
Total costs of revenue	42,159	37,338	83,880	69,047
Gross profit	108,471	81,354	211,728	160,625
Operating expenses:
Research and development(2)	19,989	15,038	37,323	28,126
Sales and marketing(2)(3)	86,942	69,402	173,880	129,874
General and administrative(2)	23,215	25,323	45,328	41,531
Total operating expenses	130,146	109,763	256,531	199,531
Operating loss	(21,675)	(28,409)	(44,803)	(38,906)
Other expense, net	(84)	(1,436)	211	(3,627)
Loss before provision for income taxes	(21,759)	(29,845)	(44,592)	(42,533)
Provision for income taxes	2,168	2,506	4,623	4,309
Net loss	$(23,927)	$(32,351)	$(49,215)	$(46,842)

Net loss per share attributable to Class A and Class B common stockholders, basic and diluted	$(0.09)	$(0.19)	$(0.19)	$(0.35)
Weighted average shares used in computing net loss per share attributable to Class A and Class B common stockholders, basic and diluted	258,785	167,590	257,860	133,479
(1) Sprinklr identified immaterial corrections related to capitalization of costs to obtain customer contract during the year ended January 31, 2022, which resulted in revisions to prior year reported amounts within the consolidated statements of operations with a decrease in net loss of $0.9 million and $1.1 million for the three and six months ended July 31, 2021, respectively.

(2) Includes stock-based compensation expense, net of amounts capitalized, as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021

Costs of subscription	$389	$443	$798	$822
Costs of professional services	779	737	1,402	1,022
Research and development	3,148	1,501	5,496	2,729
Sales and marketing	7,809	4,766	13,665	8,966
General and administrative	4,072	9,179	7,350	11,993
Stock-based compensation expense, net of amounts capitalized	$16,197	$16,626	$28,711	$25,532
(3) Includes amortization of acquired intangible assets as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021

Sales and marketing	$133	$82	$265	$164
Total amortization of acquired intangible assets	$133	$82	$265	$164

Sprinklr, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)
	Six months ended July 31,
	2022	2021
Cash flow from operating activities:
Net loss	(49,215)	(46,842)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	5,502	3,451
Bad debt expense	1,484	(226)
Stock-based compensation expense	28,711	25,532
Non-cash interest paid in kind and discount amortization	—	3,267
Noncash lease expense	3,002	—
Deferred income taxes	—	1
Other noncash items, net	577	(999)
Changes in operating assets and liabilities:
Accounts receivable	18,452	11,810
Prepaid expenses and other current assets	14,245	1,088
Other noncurrent assets	(393)	(7,668)
Accounts payable	22,618	(6,751)
Operating lease liabilities	(3,730)	—
Accrued expenses and other current liabilities	(18,714)	(2,326)
Litigation settlement	(12,000)	—
Deferred revenue	(6,280)	2,956
Other liabilities	(1,285)	(154)
Net cash provided by (used in) operating activities	2,974	(16,861)
Cash flow from investing activities:
Purchases of marketable securities	(448,083)	(61,758)
Sales of marketable securities	2,838	56,652
Maturities of marketable securities	267,699	101,860
Purchases of property and equipment	(2,352)	(3,862)
Capitalized internal-use software	(5,016)	(2,481)
Net cash (used in) provided by investing activities	(184,915)	90,411
Cash flow from financing activities:
Proceeds from issuance of common stock upon initial public offering, net of underwriting discounts	—	276,001
Proceeds from issuance of common stock upon exercise of stock options	10,429	16,659
Proceeds from issuance of common stock upon ESPP Purchases	6,213	—
Net cash provided by financing activities	16,642	292,660
Effect of exchange rate fluctuations on cash and cash equivalents	(1,919)	(257)
Net change in cash and cash equivalents	(167,218)	365,953
Cash and cash equivalents at beginning of period	321,426	68,037
Cash and cash equivalents at end of period	$154,208	$433,990
(1) Sprinklr identified immaterial corrections related to capitalization of costs to obtain customer contract during the year ended January 31, 2022, which resulted in revisions to prior year reported amounts within the consolidated statements of cash flows with a decrease in net loss of $0.9 million and $1.1 million for the three and six months ended July 31, 2021, respectively, as well as an increase in the related changes in operating assets and liabilities associated with prepaid expenses and other current assets of $0.6 million for the six months ended July 31, 2021.

Sprinklr, Inc.
Reconciliation of Non-GAAP Measures
(in thousands)
(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2022	2021	2022	2021
Non-GAAP gross profit and non-GAAP gross margin:
GAAP gross profit	$108,471	$81,354	$211,728	$160,625
Stock-based compensation expense-related charges(1)	1,212	1,292	2,246	1,956
Non-GAAP gross profit	$109,683	$82,646	$213,974	$162,581
Gross margin	72%	69%	72%	70%
Non-GAAP gross margin	73%	70%	72%	71%

Non-GAAP operating loss:(2)
GAAP operating loss	$(21,675)	$(28,409)	$(44,803)	$(38,906)
Stock-based compensation expense-related charges(3)	16,615	17,818	29,319	26,724
Amortization of acquired intangible assets	133	82	265	165
Non-GAAP operating loss	$(4,927)	$(10,509)	$(15,219)	$(12,017)

Non-GAAP net loss and non-GAAP net loss per share:(2)
GAAP net loss:	$(23,927)	$(32,351)	$(49,215)	$(46,842)
Stock-based compensation expense-related charges(3)	16,615	17,818	29,319	26,724
Amortization of acquired intangible assets	133	82	265	165
Non-GAAP net loss attributable to Class A and Class B common stockholders	$(7,179)	$(14,451)	$(19,631)	$(19,953)
Weighted-average shares outstanding used in computing net loss per share attributable to Class A and Class B common stockholders - basic	258,785	167,590	257,860	133,479
Non-GAAP net loss per common share attributable to Class A and Class B common stockholders	$(0.03)	$(0.09)	$(0.08)	$(0.15)

Free cash flow:
Net cash provided by (used in) operating activities			$2,974	$(16,861)
Purchase of property and equipment			(2,352)	(3,862)
Capitalized internal-use software			(5,016)	(2,481)
Free cash flow			(4,394)	(23,204)
Litigation settlement payments			12,000	—
Adjusted free cash flow			$7,606	$(23,204)

(1) Includes employer payroll tax related to stock-based compensation expense for the three and six months ended July 31, 2022.
(2) Sprinklr identified immaterial corrections related to capitalization of costs to obtain customer contract during the year ended January 31, 2022, which resulted in revisions to prior year reported amounts within decreases to the respective GAAP measures of operating loss and net loss of $0.9 million and $1.1 million for the three and six months ended July 31, 2021, respectively.
(3) Includes $0.4 million and $0.6 million of employer payroll tax related to stock-based compensation expense for the three and six months ended July 31, 2022, respectively.